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                                                                  EXHIBIT 23(B)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement (Form S-3 for the registration of $1,000,000,000 of debt securities, preferred stock, or common stock) of our report dated January 31, 2002 included in SouthTrust Corporation's Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this Registration Statement.




/s/ ARTHUR ANDERSEN LLP
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Birmingham, Alabama


April 2, 2002